UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14-A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FIRST SENTINEL BANCORP, INC.

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The following slides were used in connection with a joint conference call and webcast hosted by Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. on December 22, 2003.

Strategic Growth in New Jersey’s Most Attractive Markets December 22, 2003

These These forward-looking statements are Actual results may differ materially from approve the merger; and First Sentinel’s markets; could cause actual and First Sentinel’s reports (such as and First Sentinel’s plans, objectives, expectations and In addition, these forward-looking statements are Additional factors that All subsequent written and oral forward-looking statements concerning merger; (ii) Provident’s and First Sentinel’s management and are inherently subject to significant business, (1) the businesses of Provident and First Sentinel may not be combined successfully, or such cost savings from the merger may not be fully realized or may take longer to (5) the stockholders of First Sentinel or Provident may fail to by law, Provident and First Sentinel do not undertake any obligation to update any 1 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. based upon the current beliefs and expectations of Provident’s The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations Except as required Forward Looking Statements forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Provident Financial Services (“Provident” or “PFS”) and First Sentinel Bancorp, Inc. (“First Sentinel” or “FSLA”), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. economic and competitive uncertainties and contingencies, many of which are beyond our control. subject to assumptions with respect to future business strategies and decisions that are subject to change. the anticipated results discussed in these forward-looking statements. expressed in the forward-looking statements: combination may take longer to accomplish than expected; (2) the realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Provident’s (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. results to differ materially from those expressed in the forward-looking statements are discussed in Provident’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). the proposed transaction or other matters attributable to Provident or First Sentinel or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Provident and First Copies of the proxy statement/prospectus and the 07306 (201) 915-7701 or to Ann Clancy, Corporate 2003 annual meeting of stockholders, as stockholders for their consideration. The proposed transaction will be submitted to First Sentinel’s and Provident’s Stockholders of First Sentinel are urged to read the registration statement and the proxy statement/prospectus when it You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Provident and First Sentinel, at the SEC’s Internet site (http://www.sec.gov). Avenue, Jersey City, NJ First Sentinel and Provident, and their respective executive officers may be deemed to be participants in the solicitation of proxies from the 2 Additional Information Sentinel will file with the SEC a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to John Kuntz, General Counsel, Provident Financial Services, 830 Bergen Secretary, First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, NJ 07095 (732) 726-5514. stockholders of First Sentinel or Provident in connection with the merger. Information about the directors and executive officers of First Sentinel and their ownership of First Sentinel common stock is set forth in the proxy statement, dated March 28, 2003, for First Sentinel’s 2003 annual meeting of stockholders, as filed with the SEC. Information about the directors and executive officers of Provident Financial and their ownership of Provident Financial common stock is set forth in the proxy statement, dated June 5, 2003, for Provident Financial’s filed with the SEC. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

and a 76-branch retail (1) largest bank in New Jersey, $6.4 billion in assets (2) Excludes impact of purchase accounting adjustments. 3 th footprint with $4.1 billion in deposits #4 ranked bank by deposit market share (10.0% deposit market share) in highly attractive Middlesex county $1.6 billion in market capitalization 8 Full retail and commercial banking product offering A Compelling Combination The combination of Provident and First Sentinel creates: – – – – Transaction is consistent with articulated expansion strategy Combined at September 30, 2003. Market data as of December 19, 2003. 1. 2.

(2) (1) $22.25 per share $642 million 60% stock / 40% cash Fixed at 1.092 Provident shares for each First Sentinel share Tax-free exchange with election mechanism Approximately 20% of First Sentinel’s expenses $30 million pre-tax Identified but not assumed 4 Value per First Sentinel Share: Transaction Value: Consideration: Exchange Ratio: Transaction Structure: Estimated Cost Savings: Estimated One-Time Merger Charge: Revenue Enhancements: Includes cash out of options. Based on PFS average closing share price for 20 consecutive trading days ended December 18, 2003. Summary of Significant Terms 1. 2.

17.5%, to by team (1) index Sentinel, right peer First 2005 top-up a Provident in of seat to CEO company join underperforms to subject value) and shareholders and additional 20% President combined managers with transaction approvals by the walk-away, Sentinel declines of Sentinel of 2004 current initially, First of stock Terms First (3.7% regulatory 5 President seats price-based and quarter Provident Martin, key Completed board million of Chris become Other 2 Limited $24 Provident Customary Second value the Significant if consideration. termination adjust to of of right Representation: Fee: the determines Representation: Approvals: Closing: has Provident Diligence: Sentinel Management First unless Summary Due Board Walk-Away: Termination Required Expected

2004 EPS x        % Low 19.7 18.5 2.12 2.58 17.3 6.1 x        % Issue No. 97-14 and related Mid-Atlantic Median 23.6 22.2 2.74 3.36 26.5 26.8 x        % High 52.3 25.5 3.15 3.83 74.0 65.4 6 (3) PFS/FSLA 28.5 x 21.4 2.76 2.81 30.3% 18.5 (1) Price / LTM Earnings Price / Forward Earnings (2) Forward earnings represent the target’s earnings estimate for the full calendar year in which the transaction is announced. estimate for First Sentinel. Excludes all CDs greater than $100,000. First Sentinel data pro forma for impact of recent financial restatement in accordance with EITF amendment of First Sentinel’s Directors Deferred Fee Plan. Price / _Book Value Price / Tangible Book Value Premium / Deposits Premium to Market (One-Day) Transaction Pricing and Comparables Mid-Atlantic bank and thrift transactions with deal value between $200 million and $1 billion from January 2002 to present Source: SNL Financial. 1. 2. 3.

markets and short-term continued banking customer team low-yielding support acquisitions best will minimize company management and 12%+ Jersey’s and cash of New combined from ratio franchise-enhancing of profile integration Provident and one the join funded equity in of growth 2005 to be share in 2005 return facilitate to in assumption common expansion EPS of will President officers organic EPS market rate novo 7 GAAP cash overlap savings become Sentinel consideration tangible de to to cost transaction deposit Provident’s internal disruption to First of forma #4 branch pro accretion accretion Martin key portion repurchases, In-market Provides Enhances 22% 23% Double-digit Limited employee Conservative Chris Other Cash securities Strong share Rationale of Enhancing Transaction Execution Additive Deployment Proceeds Transaction Franchise Compelling Economics Manageable Risk Management Effective Conversion

Issue No. 97-14. 0.99% 10.6% 0.04% 1.05% 0.00% 8 $2.25 billion in assets $1.20 billion in loans, 35% are commercial real estate, C&I, consumer and construction $1.39 billion in deposits, 60% core deposits 22 branches in Middlesex, Monmouth, Union and Somerset counties First Sentinel ranks #5 in deposit market share in Middlesex county; #6 in Middlesex-Somerset MSA (1) (1) / Assets: ROAA: ROAE: NPAs Reserves / Loans: NCOs / Avg. Loans: Pro forma for the impact of First Sentinel’s recent financial restatement in accordance with EITF First Sentinel At-a-Glance First Sentinel’s operations and culture are an excellent strategic fit with Provident Attractive Community Banking Franchise Market Position Solid Profitability and Asset Quality Data as of or for the nine months ended September 30, 2003 1.

$4,076 mm 76 $53.6 mm Provident Pro Forma Bronx Queens Provident Branches First Sentinel Branches Deposits (9/30/03) Branches Avg. Dep./Branch New York Kings Bergen Hudson Franchise in Central NJ Richmond Monmouth 9 Essex Union Ocean Middlesex Morris Somerset Mercer Burlington Deposit data as of June 30, 2003. Solidifying Provident’s SNL Financial. Source:

Rank 4 4 8 % Mkt. Share 10.0 7.0 2.3 Provident Pro Forma Branches 23 29 76 Deposits $1,513 1,672 4,068 position in some of New Jersey’s Rank 5 6 23 Franchise in Central NJ        % 10 Mkt. Share 8.3 5.3 0.8 First Sentinel Branches 18 19 22 Deposits $1,256 1,262 1,386 Deposit data as of June 30, 2003. Solidifying Provident’s The transaction will strengthen Provident’s most attractive banking markets ($            in millions) Middlesex County Middlesex/Somerset MSA NJ—Statewide SNL Financial. Note: Market share and rankings exclude institutional deposits of Merrill Lynch, TD Bank, Charles Schwab and the Bessemer Group. Source:

5.3% U.S. 4.5% New Jersey 4.7% Provident Projected Population Growth (2003-2008) 5.8% First Sentinel 11 $46,868 U.S. $61,179 New Jersey All data presented is weighted average by deposits at the county level. Median Household Income $56,285 Provident Improves Franchise Demographics First Sentinel provides Provident with additional share in more affluent and higher growth markets $67,796 First Sentinel Source: SNL Financial.

% Combined        % 23.6% 39.1 37.2 100.0 Deposits $964 1,594 1,518 $4,076 1.36%        % % 15.9% 44.1 40.0 100.0 First Sentinel Deposits $220 611 555 $1,386 1.44% 12 % Provident        % 27.6% 36.5 35.8 100.0 Deposits $744 983 964 $2,690 1.31% ($            in millions) Checking Total (1) Cost reflects impact of non-interest bearing deposits. Attractive Funding Base At or for the quarter ended September 30, 2003 Savings and MMDAs Certificates of Deposit Cost Note: Combined numbers do not reflect purchase accounting adjustments. 1.

%        % Combined        % 48.5 26.6 6.3 12.0 6.5 100.0 Loans $1,615 887 211 399 217 $3,329 (34) $3,295 5.95% %        % % 65.0 24.8 0.0 10.2 0.0 100.0 First Sentinel Loans $790 301 0 124 0 $1,215 (13) $1,202 5.79% 13%        % Provident        % 39.1 27.7 10.0 13.0 10.2 100.0 Loans $825 585 211 275 217 $2,114 (21) $2,092 6.04% (1) Does not reflect sale of mortgage warehouse loans in November 2003. ($            in millions) Total Less: Loan Loss Reserves Net Loans Yield Complementary Loan Mix At or for the quarter ended September 30, 2003 Residential RE CRE and Multi-Family RE C&I Consumer Mortgage Warehouse & Other Note: Combined numbers do not reflect purchase accounting adjustments. 1.

% Combined 0.11 0.20 1.02 504 0.05 % First Sentinel 0.04 0.07 1.05 1,403 0.00% 0.14 0.28 1.01 364 0.08 Provident 14 Strong Asset Quality At or for the quarter ended September 30, 2003 Non-Performing Assets / Total Assets Non-Performing Assets / Gross Loans Reserves / Gross Loans Reserves / Non-Performing Loans Net Charge-Offs / Average Loans Note: Combined numbers do not reflect purchase accounting adjustments.

(1) $3.7 1.1 1.0 $5.8 $3.8 20.0% 55.8% Projected for CY 2005 (1) (2) 15 Realistic and Achievable Cost Savings ($            in millions) Sources of Cost Savings Salaries and Benefits Marketing and Facilities Legal, Accounting and Other Total Cost Savings (Pre-Tax) Total Cost Savings (After-Tax) Percent of First Sentinel 2005 Expense Implied Efficiency Ratio for Provident Assumes 5% annual expense growth from quarter end September 30, 2003 reported numbers. Based on 3Q 2003 annualized non-interest expense before amortization of intangible assets and distribution on capital preferred securities and 3Q 2003 annualized revenue before provision for loan losses. 1. 2.

annum, by per into per 10% 100% 10% at taking and amortized at grown base 2004 grown in deposits estimate expense 25% core estimate in EPS phased EPS 2004 Sentinel’s Sentinel’s 2004 First savings cash First median of of 16 of Assumptions median 20% Cost cost 3% IBES to to IBES on growth. years assumed repurchases on based equivalent opportunity equivalent 10 share Impact based earnings expense over earnings savings annual pre-tax intangible method enhancements incremental 3% Forma Sentinel’s thereafter cost 5% a deposit revenue no Provident’s thereafter First annum, Assumes account thereafter Assumes Core straight-line Zero Assumes Pro

31, December Year $43.4 31.3 3.8 (5.5) (1.6) 0.5 $71.9 2.7 $74.7 ending 2005 Fiscal months 2005. six for the for for (1) $41.7 15.0 0.9 (2.7) (0.8) 0.3 $54.4 2.0 $56.4 10% are Projections 2004 grown and adjustments estimates and Income CDI earnings created) median 17 Net Sentinel’s IBES Sentinel on First (newly First Income based 2004. Cash Expense Expense Net earnings 30, Savings of Income June Impact Earnings Cost Net Cash 2004 at Earnings Cost Discontinuing Sentinel of Forma Forma consummation millions) Sentinel Amortization Amortization First in Provident First Anticipated Opportunity CDI Benefit Pro CDI Pro and merger Forma ($            Provident Pro Assumes 2004. Note:

(2) $0.83 1.01 $0.18 21.8% $0.85 1.04 $0.20 23.3% 2005 (1) $0.75 0.84 $0.09 11.4% $0.77 0.87 $0.09 12.3% Projections for Fiscal Year 2004 First Sentinel earnings and adjustments are for the six months ending December 31, 18 Current GAAP EPS Estimate Pro Forma GAAP EPS GAAP Accretion to Provident ($) GAAP Accretion to Provident (%) Stand-Alone Cash EPS Estimate Pro Forma Cash EPS Cash Accretion to Provident ($) Cash Accretion to Provident (%) Assumes merger consummation at June 30, 2004. 2004. Based on 2004 IBES median EPS estimate grown at 10%. GAAP and Cash EPS Impact Note: EPS estimates based on IBES median estimates. 1. 2.

19 Minimizes customer disruption Substantially all employees with customer interaction remain in place Retail banking Commercial lending Wealth management / Trust Straight-forward, transparent operations No immediate branch closures anticipated – – Conservative cost saving assumptions Revenue opportunities identified but not assumed – – – Management additive Manageable Execution Risk markets banking best assumptions return Jersey’s of savings New rate of cost strategy one internal proceeds 20 in solid conservative fundamentals conversion expansion franchise with strong EPS with of attractive to possesses additive Provident’s accretive transaction deployment with highly In-market Sentinel Adds Highly First Management Effective Consistent Summary

Appendix

% Market Share 19.6 16.8 13.0 7.0 5.8 5.6 5.3 4.7 2.2 2.0 2.0 1.7 Deposits $4,693 4,036 3,120 1,672 1,380 1,344 1,262 1,131 527 486 477 410 70 58 41 29 13 21 19 12 11 6 7 10 Branches (NJ) Middlesex / Somerset MSA (NC) (NJ) (PA) (WA) PNC Financial Services Group (PA) (NC) Pro Forma PFS/FSLA First Sentinel Bancorp Sovereign Bancorp Peapack-Gladstone Financial (NJ) Provident Financial Services (NJ) Excludes institutional deposits. Institution Bank of America Wachovia Amboy Bancorporation (NJ) Commerce Bancorp Washington Mutual Somerset Savings Bank SLA (NJ) Rank 1 2 3 4 4 5 6 7 8 9 10 11 21 % Market Share 20.1 11.5 8.7 6.9 5.7 4.1 3.4 2.3 1.9 1.8 1.8 1.7 1.6 1.5 1.3 1.2 1.2 1.1 1.0 0.9 0.9 0.9 0.8 0.8 0.7 0.6 Deposits in millions. Deposits $35,441 20,244 15,352 12,218 10,027 7,192 6,032 4,068 3,387 3,179 3,135 3,010 2,759 2,682 2,248 2,160 2,152 1,982 1,736 1,617 1,567 1,517 1,419 1,386 1,157 1,141 Branches 438 325 274 162 81 118 121 76 101 45 92 36 103 54 37 35 51 70 11 25 47 20 20 22 17 36 New Jersey (NY) (MHC) (NJ) (NJ) (NJ) (PA) (WA) (NJ) (NC) (PA) (NC) (NJ) Institution Bank of America Wachovia PNC Financial Services Group (PA) Commerce Bancorp Hudson City Bancorp Sovereign Bancorp Valley National Bancorp (NJ) Pro Forma PFS/FSLA North Fork Bancorporation (NY) Investors Bancorp MHC (NJ) Bank of New York Co. (NY) J.P. Morgan Chase & Co. (NY) Hudson United Bancorp (NJ) Provident Financial Services (NJ) Washington Mutual Columbia Savings Bank M.H.C. (NJ) Independence Comm. Bank Sun Bancorp Golden West Financial (CA) Kearny MHC (NJ) Lakeland Bancorp (NJ) Amboy Bancorporation (NJ) Yardville National Bancorp (NJ) First Sentinel Bancorp OceanFirst Financial Fulton Financial Market Share Rank 1 2 3 4 5 6 7 8 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Source: SNL Financial. Deposit data as of June 30, 2003.

# Market Share

## Middlesex, NJ

| Rank | Institution | Branches | Deposits | Market Share |
|---|---|---|---|---|
| 1 | Bank of America (NC) | 35 | $2,431 | 16.1 % |
| 2 | PNC Financial Services Group (PA) | 27 | 2,400 | 15.9 |
| 3 | Wachovia (NC) | 27 | 2,383 | 15.8 |
| *4* | *Pro Forma PFS/FSLA* | *23* | *1,513* | *10.0* |
| 4 | Amboy Bancorporation (NJ) | 11 | 1,276 | 8.5 |
| **5** | **First Sentinel Bancorp (NJ)** | **18** | **1,256** | **8.3** |
| 6 | Sovereign Bancorp (PA) | 10 | 1,029 | 6.8 |
| 7 | Commerce Bancorp (NJ) | 8 | 544 | 3.6 |
| 8 | Washington Mutual (WA) | 4 | 379 | 2.5 |
| 9 | North Fork Bancorporation (NY) | 12 | 263 | 1.7 |
| **10** | **Provident Financial Services (NJ)** | **5** | **257** | **1.7** |

## Monmouth, NJ

| Rank | Institution | Branches | Deposits | Market Share |
|---|---|---|---|---|
| 1 | Bank of America (NC) | 40 | $2,193 | 17.3 % |
| 2 | Wachovia (NC) | 36 | 1,967 | 15.5 |
| 3 | Sovereign Bancorp (PA) | 26 | 1,758 | 13.8 |
| 4 | PNC Financial Services Group (PA) | 19 | 936 | 7.4 |
| 5 | Investors Bancorp MHC (NJ) | 9 | 918 | 7.2 |
| 6 | Commerce Bancorp (NJ) | 16 | 886 | 7.0 |
| 7 | Hudson City Bancorp (MHC) (NJ) | 4 | 581 | 4.6 |
| 8 | Community Bancorp of NJ (NJ) | 8 | 344 | 2.7 |
| *9* | *Pro Forma PFS/FSLA* | *10* | *335* | *2.6* |
| 9 | Shrewsbury Bancorp (NJ) | 11 | 325 | 2.6 |
| 10 | Independence Comm. Bank (NY) | 2 | 303 | 2.4 |
| **13** | **Provident Financial Services (NJ)** | **8** | **253** | **2.0** |
| **26** | **First Sentinel Bancorp (NJ)** | **2** | **82** | **0.7** |

## Union, NJ

| Rank | Institution | Branches | Deposits | Market Share |
|---|---|---|---|---|
| 1 | Wachovia (NC) | 27 | $4,438 | 31.8 % |
| 2 | Bank of America (NC) | 30 | 2,247 | 16.1 |
| 3 | Union County Savings Bank (NJ) | 4 | 809 | 5.8 |
| 4 | Investors Bancorp MHC (NJ) | 10 | 800 | 5.7 |
| 5 | PNC Financial Services Group (PA) | 9 | 569 | 4.1 |
| 6 | Sovereign Bancorp (PA) | 9 | 544 | 3.9 |
| 7 | Center Bancorp (NJ) | 8 | 508 | 3.6 |
| 8 | Commerce Bancorp (NJ) | 10 | 382 | 2.7 |
| 9 | RSI Bancorp MHC (NJ) | 1 | 365 | 2.6 |
| 10 | Independence Comm. Bank (NY) | 13 | 362 | 2.6 |
| *19* | *Pro Forma PFS/FSLA* | *3* | *103* | *0.7* |
| **27** | **Provident Financial Services (NJ)** | **2** | **62** | **0.4** |
| **31** | **First Sentinel Bancorp (NJ)** | **1** | **42** | **0.3** |

## Somerset, NJ

| Rank | Institution | Branches | Deposits | Market Share |
|---|---|---|---|---|
| 1 | Bank of America (NC) | 24 | $1,717 | 27.4 % |
| 2 | PNC Financial Services Group (PA) | 19 | 1,135 | 18.1 |
| 3 | Wachovia (NC) | 8 | 482 | 7.7 |
| 4 | Peapack-Gladstone Financial (NJ) | 9 | 449 | 7.2 |
| 5 | Commerce Bancorp (NJ) | 7 | 421 | 6.7 |
| 6 | SVB Financial Services (NJ) | 8 | 349 | 5.6 |
| 7 | Somerset Savings Bank SLA (NJ) | 4 | 306 | 4.9 |
| 8 | Golden West Financial (CA) | 1 | 218 | 3.5 |
| *9* | *Pro Forma PFS/FSLA* | *6* | *159* | *2.5* |
| **9** | **Provident Financial Services (NJ)** | **5** | **153** | **2.4** |
| 10 | Investors Bancorp MHC (NJ) | 3 | 123 | 2.0 |
| **25** | **First Sentinel Bancorp (NJ)** | **1** | **6** | **0.1** |

*Source: SNL Financial. Deposit data as of June 30, 2003. Deposits in millions. Excludes institutional deposits.*

PROVIDENT FINANCIAL SERVICES, INC.

22

First Sentinel

$16 10 4 $30 (7) $23 Cost 23 ($            in millions) Employee-Related Costs Transaction Costs / Professional Fees Data Processing / IT Contracts / Other Total Restructuring Charge (Pre-Tax) (1) Total Restructuring Charge (After-Tax) Estimated Deal Costs Taxes Assumes 70% of total restructuring charge is tax deductible. 1.

Strategic Growth in New Jersey’s Most Attractive Markets